Exhibit 99.1

Combined Financial Statements
of the Wireless Operations of Radian Communication Services, Inc.
December 31, 2006 and 2005

Table of Contents

Page
Report of Independent Registered Public Accounting Firm	2

Combined Financial Statements of the Wireless Operations of Radian
Communication Services, Inc. as of December 31, 2006 and 2005 and for the two-year period ended December 31, 2006
--Combined Balance Sheets	3
--Combined Statements of Operations	4
--Combined Statements of Invested Equity	5
--Combined Statements of Cash Flows	6
--Notes to the Combined Financial Statements	7

Report of the Independent Registered Public Accounting Firm

Radian Communication Services, Inc.:

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of invested equity and of cash flows present fairly, in all material respects, the financial position of the Wireless Operations of Radian Communications Services, Inc., as described in note 1 to the accompanying financial statements at December 31, 2006 and 2005, and the results of operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the management of Radian Communications Services, Inc. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Chartered Accountants, Licensed Public Accountants
Toronto, Ontario
April 12, 2007, except for notes 1 and 5 which are as at April 16, 2007

Combined Balance Sheets
The Wireless Operations of Radian Communication Services, Inc.
(in thousands of United States dollars)

As at December 31	2006	2005

Assets

Current assets
Cash	$168	$14
Accounts receivable	7,870	6,824
Work-in-process inventories	1,298	1,103
Other current assets	20	11
	9,356	7,952

Property, plant and equipment (Note 3)	345	453

	$9,701	$8,405
Liabilities and invested equity

Current liabilities
Accounts payable and accrued liabilities	$3,312	$2,220
Deferred revenue	144	266
Current portion of obligations under capital leases (Note 9)	-	20
	3,456	2,506

Invested equity	6,245	5,899

	$9,701	$8,405

Commitments, guarantees and contingencies (Notes 5 and 9).

The accompanying notes are an integral part of these combined financial statements.

Combined Statements of Operations
The Wireless Operations of Radian Communication Services, Inc.
(in thousands of United States dollars)

Year ended December 31	2006	2005

Revenues	$21,065	$19,148

Cost of revenues, including amortization of property, plant and equipment	19,343	16,061

Gross profit	1,722	3,087

Selling, general and administrative expenses	3,165	2,508

Interest expense	1	7

Income (loss) before income taxes and Net income (loss) for the year	(1,444)	572

The accompanying notes are an integral part of these combined financial statements.

Combined Statements of Invested Equity
The Wireless Operations of Radian Communication Services, Inc.
(in thousands of United States dollars)

Total Invested Equity

Balance - December 31, 2004	$2,743
Net income for the year	572
Net investment by Radian (Note 6)	2,584

Balance - December 31, 2005	5,899
Net loss for the year	(1,444)
Net investment by Radian (Note 6)	1,790

Balance - December 31, 2006	$6,245

The accompanying notes are an integral part of these combined financial statements

Combined Statements of Cash Flows
The Wireless Operations of Radian Communication Services, Inc.
(in thousands of United States dollars)

Year ended December 31	2006	2005

Operating Activities
Net income (loss) for the year	$(1,444)	$572
Items not affecting cash
Amortization of property, plant and equipment	117	142
Decrease in non-cash operating working capital (Note 8)	(280)	(3,096)
Total cash used in operating activities	(1,607)	(2,382)

Financing Activities
Repayments of capital lease obligations	(20)	(135)
Cash paid to Radian (Note 6)	(19,895)	(15,800)
Cash received from Radian (Note 6)	21,685	18,384

Total cash provided by financing activities	1,770	2,449

Investing Activities
Purchase of property, plant and equipment	(9)	(61)

Total Cash used in investing activities	(9)	(61)

Increase in cash during the year	154	6

Cash - beginning of the year	14	8

Cash - end of the year	$168	$14

Supplementary cash flow information:	2006	2005

Cash interest paid	$1	$7
Cash income taxes	0	0

The accompanying notes are an integral part of these combined financial statements.

Notes to the Combined Financial Statements
The Wireless Operations of Radian Communication Services, Inc.

December 31, 2006

(amounts in thousands of United States dollars)

1. Nature of Business and Basis of Presentation

Nature of business
The financial statements present the financial position, results of operations and cash flows of certain wireless operations (“Wireless Operations”) previously held by Radian Communication Services, Inc. (“Radian”). The Wireless Operations include the business of providing wireless network design, installation and construction services from Radian’s locations in Los Angeles California, Las Vegas Nevada, and Seattle Washington. On April 16, 2007, Radian entered into an agreement with BCI Communications Inc. (“BCI”) to sell the assets of the Wireless Operations. The sale transaction closed on April 16, 2007.

Radian is a wholly owned subsidiary of Radian U.S. Holdings, Inc. (“Radian US”), which is a wholly owned subsidiary of Radian Communication Services (Canada) Limited (“Radian Canada”). Radian Communication Services Corporation (“Radian Corporation”) is the ultimate parent company of the Radian group and a 100% owned subsidiary of Onex Corporation (“Onex”). Within these financial statements “we”, “us” and “our” refers to the Wireless Operations.

Basis of presentation

The accompanying combined financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and have been derived from the accounting records of Radian using the historical results and historical basis of assets and liabilities of the Wireless Operations. The combined financial statements were prepared using principles similar to those for consolidation of subsidiaries and reflect the assets, liabilities, revenues and expenses directly attributable to the Wireless Operations, as well as allocations described below which management believe are reasonable. The financial information included herein may not necessarily reflect the combined financial position, results of operations, changes in invested equity and cash flows of the Wireless Operations in the future or what they would have been had the Wireless Operations been a separate, stand-alone entity during the periods presented. Radian’s net invested equity in the Wireless Operations is shown in lieu of shareholder’s equity. The net invested equity includes the accumulated deficit of the operations as well as transfers related to the cash management functions performed by Radian described below.

The combined financial statements include allocations of certain Radian Corporation expenses including the items described below.

General Corporate Expenses
Radian Corporation has allocated general corporate expenses to the Wireless Operations relating to accounting, information technology, payroll, insurance and legal costs. The allocations are based on the revenues of the Wireless Operations as a percentage of Radian Group revenues and are reflected in Selling, general and administration expenses and credited to Invested Equity. These allocations amounted to $1,845 and $1,381 for the years ended December 31, 2006 and 2005 and included premises rental expense of $27 and $0, respectively.

Income Taxes
The results of the Wireless Operations have historically been included in the consolidated federal and state income tax returns of Radian. The income tax amounts reflected in the accompanying combined financial statements have been allocated as if the Wireless Operations had been a separate tax paying legal entity.

Cash Management
Cash amounts in the combined balance sheet represent cash held by the Wireless Operations. Radian performs cash management functions on behalf of the Wireless Operations. Substantially all of the Wireless Operations cash payments and receipts are made by and to Radian on a daily basis, where they are managed by Radian. Expenses of the Wireless Operations are settled by these centralized cash management functions and cash receipts are advanced to Radian as they are received. The excess of cash receipts advanced over the charges and cash allocation is reflected as net cash receipts from Radian in the combined statement of invested equity, and is shown as gross cash receipts and payments in the combined statement of cash flows.

Debt and Interest Costs
Radian Corporation borrowings and associated costs described in note 5 are not allocated to the Wireless Operations in these combined financial statements.

2. Summary of Significant Accounting Policies

(a) Use of estimates

The preparation of combined financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(b) Cash

Cash includes highly liquid investments, such as term deposits, money market instruments and commercial paper carried with original maturities of three months or less.

(c) Financial instruments

The estimated fair values of financial instruments as at December 31, 2006 and 2005 are based on relevant market prices and information available at the time. The carrying values of cash, accounts receivable and accounts payable and accrued liabilities approximate their fair values due to their short-term nature.

Our exposure to credit risk as at December 31, 2006 and 2005 is equal to the carrying amounts of our cash and accounts receivable. We deal with reputable banks and perform ongoing credit evaluations of customers and maintain allowances for potential credit losses.

(d) Revenue recognition

For short-term services and product sales, revenues are recognized when services are provided and on shipment of the product respectively, when persuasive evidence of an arrangement exists, the fee is fixed and determinable, and when ultimate collection is reasonably assured. Amounts billed or received prior to these services being performed are deferred until such time as the earnings process is complete.

For long-term fixed-price construction contracts, revenues are recognized using the percentage-of-completion method. Under the percentage-of-completion method, revenues are recognized in accordance with the percentage of contract costs incurred to date compared to estimated total contract costs. Long-term customer contracts generally provide for either progress billings as we fulfill our obligations or for billing only after specified milestones within the contract have been achieved. As such, these contracts give rise to costs incurred and corresponding revenue that has been earned but, at a certain point in time, may either remain unbilled or may give rise to billings in excess of costs incurred and revenue actually earned. Amounts that are unbilled are reported as revenue and included in accounts receivable (2006: $1,874, 2005: $2,340). The excess of amounts billed over the amount earned on uncompleted contracts is reported in deferred revenue. Changes to total estimated contract costs or losses, if any, are recognized in the period in which they are determined on a cumulative catch up basis.

(e) Inventories

Work-in-process inventories are stated at the lower of actual cost or net realizable value.

Costs of supplies required to complete servicing and installation contracts are expensed as incurred.

(f) Property, plant and equipment

Property, plant and equipment are recorded at cost, less accumulated amortization. Amortization is provided over the estimated useful life of the asset using the following methods and rates:

Vehicles	Declining balance	30%
Machinery and equipment	Declining balance	20%-30%
Leasehold improvements	Straight-line	Over term of lease

Maintenance and repair expenses are charged as incurred. Improvements that extend the life of the related asset are capitalized.

Leases that transfer substantially all the risks and benefits of ownership are recorded as capital leases. Equipment and vehicles under capital leases are amortized over the shorter of the term of the lease or the estimated useful life of the asset.

(g) Impairment of long-lived assets

We review long-lived assets including property, plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of their carrying amount to the undiscounted projected future net cash flows the long-lived assets are expected to generate. If the carrying value exceeds the estimated amount recoverable, a writedown equal to the excess of the carrying value over the asset’s fair value is charged to the combined statement of operations.

(h) Income taxes

We use the liability method of accounting for income taxes. Under this method, assets and liabilities are recorded for the future income tax consequences attributable to differences between the financial statement carrying values of assets and liabilities and their respective income tax bases. These future income tax assets and liabilities are recorded using substantively enacted income tax rates. The effect of a change in income tax rates on these future income tax assets or liabilities is included in the period in which the change occurs. A valuation allowance is recorded against any future income tax asset whenever it is more likely than not that the asset will not be realized.

(i) Foreign currency translation

The functional and reporting currency of the Wireless Operations is U.S. Dollars. Non-monetary assets, liabilities and operating items denominated in foreign currencies are measured in United States dollars at the exchange rate prevailing at the respective transaction dates. Monetary assets and liabilities denominated in foreign currencies are measured at exchange rates prevailing at the balance sheet date.

3. Property, Plant and Equipment

Property, plant and equipment comprise:

	2006
	Cost	Accumulated Amortization	Net
Vehicles	$734	$591	$143
Machinery and equipment	673	479	194
Leasehold improvements	27	19	8

	$1,434	$1,089	$345

	2005
	Cost	Accumulated Amortization	Net
Vehicles	$730	$530	$200
Machinery and equipment	668	429	239
Leasehold improvements	27	13	14

	$1,425	$972	$453

The above amounts include property, plant and equipment under capital leases of $93 (2005 - $89) and accumulated amortization of $76 (2005 - $68) related thereto.

4. Income Taxes

Income tax expense varies from the amount that would be computed by applying the combined federal and state statutory income tax rate as a result of the following:

	2006	2005
Income taxes at statutory rate of 39% (2005 - 36%)	$(568)	$209
Increase (decrease) related to
Permanent differences	6	5
Change in valuation allowance	562	(214)

Income tax expense	$-	$-

The change in valuation allowance is based on an allocation of loss carry forwards available to Radian.

5. Guarantees

Radian Corporation has borrowings under a credit agreement which are secured by a first-ranking security interest in all of the present and future property, assets and undertakings of its subsidiaries’ operations. This security included the assets and undertakings of the Wireless Operations until April 16, 2007 when the sale transaction described in note 1 closed. Radian also has letters of credit, some of which are used as collateral for the performance bonds in note 9 b, and are guaranteed by Onex. Radian Corporation also has a credit facility with Onex which has not been drawn against. These borrowings and the costs associated with these facilities have not been allocated to the Wireless Operations in these financial statements.

6. Related Party Transactions

Overview

During the years ended December 31, 2006 and 2005, the Wireless Operations entered into the following transactions with related parties. These transactions occurred in the normal course of operations.

	2006	2005
Purchase of communication towers and materials from Radian Canada	$5	$123
Purchase of communication towers and materials from Radian	671	582

Net Investment by Radian

The significant components of the net cash received from Radian for the years ending December 31, 2006 and 2005 were as follows:

	2006	2005
Customer payments and other cash receipts	$(19,895)	$(15,800)
Selling, general and administrative expense allocations	1,845	1,381
Accounts payable and other payment	19,840	17,003
Total	$1,790	$2,584

7. Significant Customers

During 2006, one customer comprised 29.8% of total revenue. As at December 31, 2006, two customers comprised 12.8% and 10.0% of accounts receivable.

During 2005, two customers comprised 35.5% and 27.1% of total revenue. At December 31,2006, these customers represented 25.8% and 24.0% of accounts receivable.

8. Decrease in Non-Cash Operating Working Capital

The change in non-cash operating working capital is comprised of the following:

	2006	2005
Accounts receivable	$(1,046)	$(3,445)
Work in progress inventories	(195)	(442)
Other current assets	(9)	(8)
Accounts payable and accrued liabilities	1,092	703
Deferred revenue	(122)	96
	$(280)	$(3,096)

9. Commitments and Contingencies

a)	The future minimum lease payments at December 31, 2006 are $104 payable in 2007 relating to operating leases.

b)
Radian has entered into bid and performance related bonds associated with various revenue contracts. Performance bonds generally have a term of 12 months, while bid bonds generally have a much shorter term. The various contracts to which those bonds apply generally have terms ranging from one to two years. Potential payments due under the performance bonds are contingent upon our ability to perform under the applicable contracts.

c)
We may become party to legal claims arising in the ordinary course of business. Provisions for any estimated amounts that may become payable for such claims to the extent they are not covered by insurance or recoverable from other parties are recorded. It is management’s opinion that the resolution of known claims should not have a material adverse impact on the financial position of the Wireless Operations. However, there can be no assurance that unforeseen circumstances will not result in significant costs.

10. Pension Plans

Eligible employees of the Wireless Operations participate in a defined contribution plan provided by Radian. For the year ended December 31, 2006, our costs for this plan were $34 (2005 - $28).